INDEPENDENT AUDITORS' CONSENT


Marsh & McLennan Companies, Inc.:

     We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-8 of our reports dated February 28, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31,
1994.




/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

New York, New York
October 13, 1995